As filed with the Securities and Exchange Commission on September 14, 2007.
Registration No. 33-98440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHECKFREE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2360335 (I.R.S. Employer Identification No.)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

CHECKFREE HOLDINGS CORPORATION
AMENDED AND RESTATED
1983 NON-STATUTORY STOCK OPTION PLAN
(Full Title of the Plan)

David E. Mangum
Executive Vice President and Chief Financial Officer
CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-1953

EXPLANATORY STATEMENT
Deregistration of Securities
     CheckFree Corporation, a Delaware corporation formerly known as CheckFree Holdings Corporation (the “Company”), is filing this Post-Effective Amendment No. 2 to Form S-8 Registration Statement (the “Post-Effective Amendment No. 2”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 20, 1995 (Registration No. 33-98440), as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the SEC on January 9, 1998 (collectively, the “Registration Statement”). The Registration Statement registered 26,307 shares of the Company’s common stock, par value $.01 (the “Common Stock”), to be issued, offered and sold pursuant to the CheckFree Holdings Corporation Amended and Restated 1983 Non-Statutory Stock Option Plan (the “Plan”).
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Description

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 33-98440) filed with the Securities and Exchange Commission on January 9, 1998).

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on September 14, 2007.

CheckFree Corporation
By:	/s/ David E. Mangum
David E. Mangum, Executive Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter J. Kight* Peter J. Kight	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 14, 2007

/s/ David E. Mangum David E. Mangum	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 14, 2007

/s/ Samuel R. Schwartz Samuel R. Schwartz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 14, 2007

/s/ William P. Boardman* William P. Boardman	Director	September 14, 2007
Director
C. Beth Cotner
Director
James D. Dixon

/s/ Mark A. Johnson* Mark A. Johnson	Director	September 14, 2007

/s/ Eugene F. Quinn* Eugene F. Quinn	Director	September 14, 2007

/s/ Jeffrey M. Wilkins* Jeffrey M. Wilkins	Director	September 14, 2007

*By:	/s/ Curtis A. Loveland Curtis A. Loveland, Attorney-in fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 33-98440) filed with the Securities and Exchange Commission on January 9, 1998).